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                                                                    Exhibit 99.1


                                 [FORM OF PROXY]


                        WELLSFORD REAL PROPERTIES, INC.
               PROXY FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockholder of Wellsford Real Properties, Inc., a Maryland corporation ("Wellsford"), hereby appoints Jeffrey H. Lynford as proxy for and in the name of the undersigned, with full power of substitution, to attend the 2007 Annual Meeting of Stockholders of Wellsford to be held on ________ __, 2007 at 10:00 a.m., local time, at the offices of King & Spalding LLP, 1185 Avenue of the Americas, 34th floor, New York, NY 10036, and at any adjournment(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby revokes any proxy previously given with respect to such shares.

        The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying joint proxy statement/prospectus, each of which is hereby incorporated by reference.

        THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE VOTED FOR ITEMS 1, 2, 3, 4 AND 5 AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.
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        /x/ PLEASE MARK VOTES AS IN THIS EXAMPLE

        1. To approve the issuance of Wellsford's common stock pursuant to the Agreement and Plan of Merger, dated as of October 11, 2006, by and among Wellsford, Reis Services, LLC, and Reis, Inc., pursuant to which Reis, Inc. will merge with and into Reis Services, LLC and will become a wholly-owned subsidiary of Wellsford.

        |_| FOR                  |_| AGAINST                  |_| ABSTAIN

        2. To approve and adopt an amendment to the Amended and Restated Wellsford 1998 Management Incentive Plan to expand the category of employees eligible to participate in the 1998 Plan from key employees of Wellsford to all employees of Wellsford.

        |_| FOR                  |_| AGAINST                  |_| ABSTAIN

        3. To elect the following person as a Director of Wellsford to serve for a term expiring in 2010 as set forth in the accompanying joint proxy statement/prospectus.

       Nominee:

            Edward Lowenthal

                        |_|  FOR the nominee

                        |_|  WITHHELD as to the nominee

         4. To ratify the appointment of Ernst & Young LLP as Wellsford's independent registered public accounting firm for the fiscal year ending December 31, 2007.


        |_| FOR                  |_| AGAINST                  |_| ABSTAIN

       5. To approve any motion to adjourn Wellsford's annual meeting to another time or place to permit, among other things, further solicitation of proxies if necessary to establish a quorum or to obtain additional votes in favor of the foregoing proposals.

        |_| FOR                  |_| AGAINST                  |_| ABSTAIN



                                        |_|   MARK THIS BOX WITH AN X AND PLEASE
                                              PRINT ADDRESS CHANGE, IF ANY, AT
                                              LEFT

                                        |_|   MARK HERE IF YOU PLAN TO ATTEND
                                              THE ANNUAL MEETING

        AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

                                              Note: Please sign exactly as name
                                              appears hereon and date. If the
                                              shares are held jointly, each
                                              holder should sign. When signing
                                              as an attorney, executor,
                                              administrator, trustee, guardian
                                              or as an officer signing for a
                                              corporation, please give full
                                              title under signature.

                                              Dated: __________________, 2007

                                              _______________________________
                                              Signature

                                              _______________________________
                                              Signature


      PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE.